Exhibit 22
                                   ----------



The subsidiaries of ATSI Communications, Inc. are as follows:

      State or Other Company                      Jurisdiction of Incorporation
      ----------------------                      -----------------------------
ATSI Comunicaciones, S.A. de C.V. ("ATSI-COM")                   Mexico (Note 1)
American TeleSource International, Inc.                          Canada
Sistema de Telefonia Computarizada, S.A. de C.V.                 Mexico
   ("Computel")
ATSI de CentroAmerica, S.A.                                      Costa Rica



Note 1:
Currently ATSI owns 49% of the stock of this entity.